Exhibit 10.23

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, dated as of ________________ (this “Agreement”), is made by and between Starwood Property Trust, Inc., a Maryland corporation (the “Company”), and ____________________________ (“Indemnitee”).

WHEREAS, the Articles of Amendment and Restatement, as amended and supplemented from time to time, of the Company (the “Charter”) and the Amended and Restated Bylaws, as amended and supplemented from time to time, of the Company (the “Bylaws”) provide for indemnification by the Company of its directors and officers as provided therein, and Indemnitee will serve, has been serving and/or continues to serve as a director and/or officer of the Company partly in reliance on such provision;

WHEREAS, to provide Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below, the Company desires to enter into this Agreement;

WHEREAS, in order to induce Indemnitee to serve or continue to serve as a director and/or officer of the Company and in consideration of Indemnitee’s so serving, the Company desires to indemnify Indemnitee and to make arrangements pursuant to which Indemnitee may be advanced or reimbursed expenses incurred by Indemnitee in certain proceedings described below, according to the terms and conditions set forth below;

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1. (a)Third-Party Proceedings.  The Company shall indemnify Indemnitee to the maximum extent permitted by Maryland law, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed suit, action, claim, proceeding, arbitration or alternative dispute resolution mechanism, investigation, administrative hearing, whether civil, criminal, administrative or investigative (any such suit, action, proceeding, arbitration or alternative dispute resolution mechanism, investigation, administrative hearing being referred to herein as a “Proceeding”) (other than an action by or in the right of the Company or any Subsidiary (as defined below) of the Company) by reason of the fact that Indemnitee is or was an officer,  director, trustee, employee or agent of the Company or any subsidiary or affiliated entity (each, a “Subsidiary”) of the Company, by reason of any action or inaction on the part of Indemnitee in his or her capacity as an officer, director, trustee, employee or agent of the Company or any Subsidiary of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as an officer, director, trustee, employee or agent of another Person (as defined in Section 5(d)), against expenses (including reasonable attorneys’ fees, investigation expenses, expert witnesses’ and other expenses), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with the defense and/or settlement of such Proceeding (collectively, “Expenses”) if Indemnitee (i) acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, (ii) did not actually receive an improper personal benefit in money, property or services and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)Proceedings by or in the Right of the Company or any Subsidiary.  The Company shall indemnify Indemnitee to the maximum extent permitted by Maryland law, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company or any Subsidiary of the Company by reason of the fact that Indemnitee is or was an officer, director, trustee, employee or agent of the Company or any Subsidiary of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as an officer, director, trustee, employee or agent of another Person, against Expenses in each case to the extent actually and reasonably incurred by Indemnitee if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders, provided that no indemnification shall be made in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company and its shareholders unless and only to the extent that the Circuit Court of the State of Maryland, or the court in which such Proceeding shall have been brought or is pending, shall determine that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that such court shall determine.

(c)Selection of Counsel.  If the Company shall be obligated under Section 1(a) hereof to pay Expenses of Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (who shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that, (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and shall have notified the Company in writing thereof, (C) Indemnitee shall have reasonably concluded based on an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld or delayed, that there may be a conflict of interest between Indemnitee and other indemnitees of the Company being represented by counsel retained by the Company in the same Proceeding and shall have notified the Company in writing thereof, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within a reasonable time frame, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which approval shall not be unreasonably withheld or delayed, at the expense of the Company, to represent Indemnitee in connection with any such matter.

2. Contribution.  If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason, other than for failure to satisfy the standard of conduct set forth in Section 1 or due to the provisions of Section 3, then, in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, as much of the entire amount incurred by Indemnitee, whether for Expenses, judgments, penalties, and/or amounts paid or to be paid in settlement, in connection with any Proceeding as permitted under applicable law, without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

3. Limitations to Rights of Indemnification and Advancement of Expenses.  Except as otherwise provided in Section 9 of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses (collectively, “Indemnified Amounts”) under this Agreement:

(a)with respect to any Proceeding initiated, brought or made by or on behalf of Indemnitee (i) against the Company, unless a Change in Control (as defined in Section 3(h) of this Agreement) shall have occurred, or (ii) against any Person other than the Company, unless approved in advance by the Board of Directors of the Company (the “Board”);

(b)on account of any Proceeding in which it shall be determined by final judgment by a court having jurisdiction in the matter that Indemnitee intentionally caused or intentionally contributed to the injury complained of, with the knowledge that such injury would occur;

(c)on account of Indemnitee’s conduct that has been determined by final judgment by a court having jurisdiction in the matter that Indemnitee was knowingly fraudulent, deliberately dishonest or engaged in willful misconduct or that Indemnitee received an improper personal benefit in money, property or services;

(d)for any Indemnified Amounts incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent that a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(e)for any Indemnified Amounts which have been received by Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;

(f)if the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act (as hereinafter defined), for any Indemnified Amounts or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16 (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; or

(g)if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.

(h)“Change in Control” means the occurrence of any of the following events:

(i)the Company is merged, consolidated or reorganized into or with another corporation or other entity and, as a result of such merger, consolidation or reorganization, less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

(ii)the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity in which, after giving effect to such sale or transfer, the holders of voting stock of the Company immediately prior to such sale or transfer hold in the aggregate less than a majority of the combined voting power of the then-outstanding securities of such other corporation;

(iii)if the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, there is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any person or entity, other than any shareholder of the Company (and its affiliates) owning 10% or more of the Company’s voting stock on the date hereof has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company’s voting stock; or

(iv)if, during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof; provided,  however, that for purposes of this clause (iv) each director of the Company who is first elected, or first nominated for election by the Company’s shareholders, by a vote of at least a majority of the directors of the Company (or a committee of the Board) then still in office who were directors of the Company at the beginning of any such period shall be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the provisions of clause (iii) above, unless otherwise determined in the specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred solely because the Company, any Subsidiary or any employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock of the Company, whether in excess of 50% or otherwise.

(i)“Affiliate” means (i) any person directly or indirectly controlling, controlled by or under common control with any such other person, (ii) any officer or general partner of such other person, and (iii) any legal entity for which such person acts an executive officer or general partner.

4. Procedure for Determination of Entitlement to Indemnification.

(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Secretary of the Company a written request for payment of the appropriate Indemnified Amounts, including with such request such documentation and information as is reasonably available to Indemnitee and reasonably necessary to determine whether and to what extent Indemnitee is entitled to such Indemnified Amounts.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)The Company shall pay Indemnitee the appropriate Indemnified Amounts unless it is established that Indemnitee has not met any applicable standard of conduct set forth in the Charter, the Bylaws or

Maryland law or is not otherwise entitled to receive the Indemnified Amounts under this Agreement.  For purposes of determining whether Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to Indemnitee the Company has the burden of proof in establishing that Indemnitee did not meet the applicable standard of conduct.  In this regard, a termination of any Proceeding by judgment, order or settlement does not create a presumption that Indemnitee did not meet the requisite standard of conduct; provided,  however, that the termination of any criminal proceeding by conviction, or a pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that Indemnitee did not meet the applicable standard of conduct.

(c)Any determination that Indemnitee has not met the applicable standard of conduct required to qualify for indemnification or is not otherwise entitled to receive the Indemnified Amounts under this Agreement shall be made either (i) by the Board by a majority vote of a quorum consisting of directors who were not parties of such Proceeding or (ii) by Independent Counsel (as defined below); provided that the manner in which (and, if applicable, the Independent Counsel by whom) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to such action (sometimes hereinafter referred to as the “Senior Officer”) and by Indemnitee.  In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by Independent Counsel retained by the Company for such purpose, provided that such counsel is approved in advance in writing by both the Senior Officer and Indemnitee.  The reasonable fees and expenses of such Independent Counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and, if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their reasonable fees and expenses and such other matters as may be reasonably requested by such counsel.  Indemnitee may make a written objection to the identity of the Independent Counsel so selected by the Company.  Such objection may be asserted only on the ground that the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  Either the Company or Indemnitee may petition a court in the State of Maryland for resolution of any such objection which shall have been made.  The party with respect to whom an objection is favorably resolved shall be paid all reasonable fees and expenses incident to the procedures of this Section 4(c).  Upon the due commencement of any judicial proceeding pursuant to Section 11 of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)The Company will use its commercially reasonable efforts to conclude as soon as practicable any required determination pursuant to subsection (c) above and promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.  Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination.  Payment of any applicable Indemnified Amounts will be made to Indemnitee within ten (10) days after any determination of Indemnitee’s entitlement to such payment.

(e)Notwithstanding the foregoing, Indemnitee may, at any time after sixty (60) days after a claim for Indemnified Amounts has been filed with the Company (or upon receipt of written notice that a claim for Indemnified Amounts has been rejected, if earlier) and before three (3) years after a claim for Indemnified Amounts has been filed, petition a court of competent jurisdiction within the State of Maryland to determine whether Indemnitee is entitled to indemnification under the provisions of this Agreement, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such action without having made such determination.  The court shall, as petitioned, make an independent determination of whether Indemnitee is entitled to indemnification as provided under this Agreement, irrespective of any prior determination made by the Board or Independent Counsel.  If the court shall determine that Indemnitee is entitled to indemnification as to any claim, issue or matter involved in the Proceeding with respect to which there has been no prior determination pursuant to this Agreement or with respect to which there has been a prior determination that Indemnitee was not entitled to indemnification hereunder, the Company shall pay Expenses actually and reasonably incurred by Indemnitee in connection with such judicial determination.

(f)“Independent Counsel” means a law firm or a member of a law firm that neither at the time in question, nor in the five (5) years immediately preceding such time has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing under the laws of the State of Maryland, would be precluded from representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

5. Presumptions and Effect of Certain Proceedings.

(a)In making a determination, with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4 of this Agreement, and the Company shall bear the burden of proof to rebut that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption.

(b)The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and its shareholders or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)Indemnitee’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its shareholders.

(d)For purposes of any determination hereunder, Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its shareholders or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action was based on (i) the records or books of account of the Company or another Person, including financial statements, (ii) information supplied to him by the officers of the Company or another Person in the course of their duties, (iii) the advice of legal counsel for the Company or another Person, or (iv) information or records given or reports made to the Company or another Person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another Person.  The term “Person” as used in this Agreement shall mean any other individual or corporation or any partnership, joint venture, trust, employee benefit plan or other entity or enterprise.

6. Success on Merits or Otherwise.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof.  For purposes of this Section 6, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any Proceeding (or any claim, issue or matter therein) against Indemnitee without any express finding of liability or guilt against him, (ii) the expiration of 180 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise of payment or payment made to induce a settlement or (iii) the settlement of any Proceeding (or any claim, issue or matter therein) pursuant to which Indemnitee pays less than Ten Thousand Dollars ($10,000.00).

7. Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses of Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8. Costs.  The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by Indemnitee to obtain court-ordered indemnification pursuant to Section 11, regardless of the outcome of any such application or proceeding but subject to the limitations of Section 3(d), and (ii) all costs of defending any Proceedings challenging payments to Indemnitee under this Agreement.
9. Advancement of Expenses.

(a)Indemnitee hereby is granted the right to receive in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a “Final Determination”) the amount of any Expenses incurred by Indemnitee in connection with any Proceeding (such amounts so expended or incurred being referred to as “Advanced Amounts”).

(b)In making any written request for Advanced Amounts, Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount of Expenses expended or incurred and expected to be expended.  Each such listing shall be supported by the bill, agreement or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit.  In addition, before Indemnitee may receive Advanced Amounts from the Company, Indemnitee shall provide to the Company (i) a written affirmation of Indemnitee’s good faith belief that the applicable standard of conduct set forth in the Charter, the MGCL and the Bylaws required for indemnification by the Company has been satisfied by Indemnitee, and (ii) a written undertaking by or on behalf of Indemnitee to repay the Advanced Amounts if it shall ultimately be determined that Indemnitee has not satisfied any applicable standard of conduct or is not otherwise entitled to receive indemnification under this Agreement.  The written undertaking required from Indemnitee shall be an unlimited general obligation of Indemnitee but need not be secured.  The Company shall pay to Indemnitee all Advanced Amounts within twenty (20) days after receipt by the Company of all information and documentation required to be provided by Indemnitee pursuant to this subsection.

10. Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of any event or occurrence related to the fact that Indemnitee is or was an officer, director, trustee, employee or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company as an officer, director, trustee, employee or agent of another Person, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

11. Enforcement.

(a)If a claim for indemnification or advancement of Expenses made to the Company pursuant to Section 4 or 9 is not timely paid in full to Indemnitee by the Company as required by Section 4 or 9, respectively, Indemnitee shall be entitled to seek judicial enforcement of the Company’s obligations to make such payment in an appropriate court of the State of Maryland.  In the event that a determination is made that Indemnitee is not entitled to indemnification or advancement of Expenses hereunder, (i) Indemnitee may seek a de novo adjudication of Indemnitee’s entitlement to such indemnification or advancement by an appropriate court of the State of Maryland; (ii) any such judicial proceeding shall not in any way be prejudiced by, and Indemnitee shall not be prejudiced in any way by, such adverse determination; and (iii) in any such judicial proceeding the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement.  Indemnitee shall commence a proceeding seeking an adjudication of Indemnitee’s right to indemnification or advancement of Expenses pursuant to the preceding sentence within six (6) months following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a).

(b)The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to the provisions of Section 11(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(c)In any action brought under this Section 11, it shall be a defense to a claim for indemnification (other than an action brought to enforce a claim for advancement of expenses) that Indemnitee has not met the standards of conduct which make it permissible under the Charter, the MGCL and the Bylaws for the Company to indemnify Indemnitee for the amount claimed, or that the Indemnitee is not otherwise entitled to indemnification pursuant to the terms of this Agreement.  The burden of proving such defense shall be on the Company.

12. Liability Insurance and Funding.

(a)The Company will use its reasonable best efforts to secure directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of Indemnitee’s Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of Indemnitee’s Corporate Status.  In the event of a Change in Control, the Company shall maintain in force any and all directors and officers liability insurance policies that were maintained by the Company immediately prior to the Change in Control for a period of six years with the insurance carrier or carriers and through the insurance broker in place at the time of the Change in Control; provided,  however, (i) if the carriers will not offer the same policy and an expiring policy needs to be replaced, a policy substantially comparable in scope and amount shall be obtained and (ii) if any replacement insurance carrier is necessary to obtain a policy substantially comparable in scope and amount, such insurance carrier shall have an AM Best rating that is the same or better than the AM Best rating of the existing insurance carrier; provided,  further,  however, in no event shall the Company be required to expend in the aggregate in excess of 250% of the annual premium or premiums paid by the Company for directors and officers liability insurance in effect on the date of the Change in Control.  In the event that 250% of the annual premium paid by the Company for such existing directors and officers liability insurance is insufficient for such coverage, the Company shall spend up to that amount to purchase such lesser coverage as may be obtained with such amount.  Any obligation on the part of the Company under this paragraph shall terminate if such obligation is fully assumed by another party in connection with a Change in Control.

(b)Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee which would otherwise be indemnifiable hereunder arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in Section 12(a).  The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies.  If, at the time, the Company receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise) the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

(c)The Indemnitee shall cooperate with the Company or any insurance carrier of the Company with respect to any Proceeding.

(d)“Corporate Status” means the status of a person as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company.  As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company:  (i) if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust or other enterprise (1) of which a majority of the voting power or equity interest is or was owned directly or indirectly by the Company or (2) the management of which is controlled directly or indirectly by the Company and (ii) if, as a result of Indemnitee’s service to the Company or any of its affiliated entities, Indemnitee is subject to duties by, or required to perform services for, an employee benefit plan or its participants or beneficiaries, including as deemed fiduciary thereof.

13. Coordination of Payments.  The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable as Expenses hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

14. Merger or Consolidation.  In the event that the Company shall be a constituent corporation in a merger, consolidation or other reorganization, the Company shall require as a condition thereto, (a) if it shall not be the surviving, resulting or acquiring corporation therein, the surviving, resulting or acquiring corporation to agree to indemnify Indemnitee to the full extent provided herein, and (b) whether or not the Company is the surviving, resulting or acquiring corporation therein, Indemnitee shall also stand in the same position under this Agreement with respect to the surviving, resulting or acquiring corporation as Indemnitee would have with respect to the Company if the Company’s separate existence had continued; provided,  however, that in the event the surviving entity in any such merger or consolidation shall be formed in a state other than the State of Maryland under the MGCL or in Maryland under another statute and the laws of such other state or such statute provide greater rights of indemnification and advancement of Expenses than are provided under the MGCL or the law of Maryland, the Indemnitee shall have such rights to the extent they are greater as provided pursuant to the laws of such other state or such other statute.

15. Nondisclosure of Payments.  Except as expressly required by federal securities laws or other applicable laws or regulations or by judicial process, Indemnitee shall not disclose any payments made under this Agreement, whether indemnification or advancement of Expenses, unless prior written approval of the Company is obtained.

16. Nonexclusivity and Severability; Subrogation.

(a)The right to indemnification and advancement of Expenses provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under the Charter, the Bylaws, the MGCL, Maryland law or any other statute, insurance policy, agreement, vote of shareholders of the Company or of the Board (or otherwise), both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors and administrators; provided,  however, that to the extent Indemnitee otherwise would have any greater right to indemnification and/or advancement of Expenses under any provision of the Charter, the Bylaws or any provision of the MGCL or Maryland law, Indemnitee shall be deemed to have such greater right pursuant to this Agreement; and, provided,  further, that to the extent that any change is made to the MGCL or Maryland law (whether by legislative action or judicial decision), the Charter and/or the Bylaws that permits any greater right to indemnification and/or advancement of Expenses than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right pursuant to this Agreement.  Except as otherwise agreed by the parties, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal.

(b)If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever:  (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(c)In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17. Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked, or (iii) if delivered by e-mail message, on the date such message was sent.  Addresses for notice to either party are as shown on the signature page of this Agreement or as subsequently modified by written notice.

18. Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise.  For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws and federal legislation prohibits indemnification for certain ERISA violations.  Indemnitee understands and acknowledges that the Company shall not be required to provide indemnification or advance Expenses in violation of any law or public policy.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflict of laws.

20. Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Maryland for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement.

21. Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.

22. Modification; Survival.  This Agreement may be modified only by an instrument in writing signed by both parties hereto.  The provisions of this Agreement shall survive the death, disability or incapacity of Indemnitee or the termination of Indemnitee’s service as a director or officer of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

23. Waiver.  Failure to insist upon strict compliance with any of the terms or provisions hereof shall not be deemed a waiver of such term or provision, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver of such right or remedy at any other time or times.  Such waiver of any term or condition of this Agreement shall not affect any other term or condition of this Agreement which shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

INDEMNITEE:

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Address:

________________________

________________________

________________________

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STARWOOD PROPERTY TRUST, INC.

By:
     Name:  Andrew J. Sossen
     Title:   Chief Operating Officer